    SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                            SILICON VALLEY RESEARCH, INC.
                           WARRANT TO PURCHASE COMMON STOCK

                              VOID AFTER APRIL 15, 2000

    1.   WARRANT TO PURCHASE COMMON STOCK.

         1.1 WARRANT TO PURCHASE SHARES. This warrant (this "WARRANT") certifies that in consideration for $__________, ________________ (the "Warrant Holder") is entitled, effective as of April 16, 1997, subject to the terms and conditions of this Warrant to purchase from Silicon Valley Research, Inc., a California corporation (the "COMPANY") up to a total of __________ shares of Common Stock of the Company (the "Shares") at the price of $1.31 per share (the "EXERCISE PRICE") prior to 5:00 p.m. Pacific Time on April 15, 2000 (the "EXPIRATION DATE"), and must be exercised, if at all, on or before the Expiration Date. Unless the context otherwise requires, the term "Shares" shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

         1.2 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and character of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon occurrence of the following events:

              (a)  ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS,
RECAPITALIZATIONS, ETC. The Exercise Price of this Warrant and the number of Shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

              (b) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Shares payable in securities of the Company then, and in each such case, the Warrant Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Warrant Holder would have been entitled upon such date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).



              (c)  ADJUSTMENT FOR CAPITAL REORGANIZATION, CONSOLIDATION,
MERGER. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, and in each such case the Warrant Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1.2; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

    2.   MANNER OF EXERCISE.

         2.1  EXERCISE AGREEMENT.  This Warrant may be exercised, in whole or in part, on any business day on or prior to the Expiration Date. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company: (a) a duly executed exercise agreement in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"); (b) if applicable, a spousal consent in the form attached hereto as EXHIBIT B; and (c) payment in full of the Exercise Price for the number of Shares to be purchased upon exercise hereof. If someone other than the Warrant Holder exercises this Warrant, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Warrant. Upon a partial exercise, this Warrant shall be surrendered, and a new Warrant of the same tenor for purchase of the number of remaining Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.
                                          2

         2.2 LIMITATIONS ON EXERCISE. This Warrant may not be exercised as to fewer than 1000 Shares unless it is exercised as to all Shares as to which this Warrant is then exercisable.

         2.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

              (a) by cancellation of indebtedness of the Company to the Warrant Holder;

              (b) by surrender of shares of the Company's Common Stock that are clear of all liens, claims, encumbrances or security interests or were obtained by the Warrant Holder in the public market;

              (c) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from the Warrant Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, OR (2) through a "margin" commitment from the Warrant Holder and an NASD Dealer whereby the Warrant Holder irrevocably elects to exercise this Warrant and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

              (d) by "Net Exercise," in which case the Company shall deliver to the Warrant Holder (without payment of any additional Exercise Price) that number of shares equal to the quotient obtained by dividing:

                   (i) the value of the Shares purchased upon exercise at the time of exercise (such value to be determined by subtracting (i) the aggregate Exercise Price for such Shares as in effect immediately prior to exercise from
(ii) the aggregate Fair Market Value (as defined in Section 13 below) for such Shares immediately prior to the exercise of this Warrant), by

                   (ii) the Fair Market Value of one (1) Share immediately prior to exercise; or

              (e)  by any combination of the foregoing.

         2.4  TAX WITHHOLDING.  Prior to the issuance of the Shares upon exercise of
                                          3
this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

         2.5 ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment have been received by the Company as provided above, the Company shall issue the Shares (adjusted as provided herein) registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee, or the Warrant Holder's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

    3. REGISTRATION RIGHTS. The shares issued or issuable upon the exercise of the Warrants will have the registration rights as provided for in Section 4 of the Unit Purchase Agreement entered into between the Company and the Warrant Holder as of the date of this Warrant.

    4. REDEMPTION. The Company at its sole discretion may, commencing 18 months after April 16, 1997, redeem all or any part of the outstanding Warrants by paying therefor in cash an amount equal to $0.01 per Share for which the Warrant is then exercisable; PROVIDED, HOWEVER, that such redemption may be made by the Company only upon 30 days' prior written notice (the "Redemption Date" being the close of business on the 30th day following the date the notice is deemed to be given to Warrant Holders pursuant to Section 9 hereof) and only if the closing sales prices for a share of the Company's Common Stock as reported on the Nasdaq National Market have exceeded $1.74 for 20 consecutive trading days ending not more than one business day prior to the date the notice of redemption is mailed to Warrant Holders, and PROVIDED FURTHER that the holder of any Warrant subject to such redemption may exercise such Warrant at any time prior to the expiration of the 30-day notice period; and PROVIDED FURTHER that the Company's right to redeem shall be suspended in the event the shelf registration statement required under Section 4 of the Unit Purchase Agreement is subject to a stop order or is otherwise not in effect or if a Holder is advised under Section 4(d) of the Unit Purchase Agreement that the prospectus thereto contains a material misstatement or omission during any portion of the 30-day notice period, with such suspension to terminate and the Company's right to redeem to be reinstated on the date following such time as (i) a registration statement covering the Warrant Shares is effective and not subject to any stop orders and (ii) the Company has delivered to the Holder a prospectus covering the Registrable Securities of such Holders under Section 4(d) of the Unit Purchase Agreement. The notice period shall then be extended for a period equal to the number of days during the notice period during which registration was not effective or the prospectus was not available or contained a material misstatement or omission. If less than all of the outstanding Warrants are redeemed, Warrants shall be redeemed on a pro rata basis.


    5. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Warrant and the issuance and transfer of Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

    6. TRANSFER AND EXCHANGE. This Warrant and the rights hereunder may not be transferred in whole or in part without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company, by the Warrant Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof (and as a condition to any transfer of this Warrant the transferee shall execute an agreement confirming the same), and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Warrant Holder hereof as the owner of this Warrant for all purposes.

    7. PRIVILEGES OF STOCK OWNERSHIP. The Warrant Holder shall not have any of the rights of a shareholder with respect to any Shares until the Warrant Holder exercises this Warrant and pays the Exercise Price.

    8. ENTIRE AGREEMENT. The Warrant Exercise Agreement is incorporated herein by reference. This Warrant and the Warrant Exercise Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

    9. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Warrant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier.

    10. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and assigns.
                                          5

    11. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

    12. ACCEPTANCE. The Warrant Holder has read and understands the terms and provisions of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

    13. DEFINITION OF FAIR MARKET VALUE. As used herein, "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

              (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

              (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

              (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street journal, for the over-the-counter market; or

              (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in duplicate by its duly authorized representative and the Warrant Holder has
executed this Warrant in duplicate as of April    , 1997.
                                              ---

SILICON VALLEY RESEARCH, INC.               WARRANT HOLDER


By:
   --------------------------------         ---------------------------------
                                            (Signature)

-----------------------------------         ---------------------------------
(Please print name)                              (Please print name)


Address:  6360 San Ignacio Avenue           Address:
                                                    -------------------------

San Jose, CA 95119                          ---------------------------------

                                            ---------------------------------






    [Signature page to Silicon Valley Research, Inc. Warrant to Purchase Common Stock]

                                      EXHIBIT A
                                      ---------

                            SILICON VALLEY RESEARCH, INC.
                              WARRANT EXERCISE AGREEMENT


    SILICON VALLEY RESEARCH, INC.
    6360 San Ignacio Avenue
    San Jose, California  95119-1231

    The Warrant Holder hereby elects to purchase the number of shares (the "SHARES") of the Common Stock of Silicon Valley Research, Inc. (the "COMPANY") as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "WARRANT"), the terms and conditions of which are hereby incorporated by reference (please print):

Warrant Holder:                        Date of Exercise:
               --------------------                     ---------------------
Social Securities Number:              Exercise Price Per Share:
                         ----------                             -------------
Address:                               Number of Shares Purchased:
        ---------------------------                               -----------
                                       Total Exercise Price
-----------------------------------                        ------------------
Warrant Date:                          Exact Name of Title to Shares:
             ----------------------                                  --------

                                       --------------------------------------

                                       --------------------------------------


    The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (check and complete as appropriate):

    / / in cash in the amount of $_________, receipt of which is acknowledged by the Company;

    / / by cancellation of indebtedness of the Company to the Warrant Holder in the amount of $__________;

    / / by delivery of __________ fully paid, nonassessable and vested shares of the Common Stock of the Company either owned by the Warrant Holder obtained by the Warrant Holder in the open public market valued at the current fair market value of __________ per share;

    / / through a "same-day-sale" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as ATTACHMENT 1;

    / / through a "margin" commitment from the Warrant Holder and the broker named below in the amount of $_________ and substantially in the form attached hereto as ATTACHMENT 2;

         Broker Name:                       Brokerage Firm:
                     ------------------                    ------------------
         ------

    / /  by "Net Exercise"

    TAX CONSEQUENCES. THE COMPANY IS UNDER NO OBLIGATION TO REPORT THE EXERCISE OF YOUR WARRANT TO THE INTERNAL REVENUE SERVICE OR ANY STATE OR LOCAL INCOME TAX AUTHORITY. WARRANT HOLDER UNDERSTANDS THAT THE WARRANT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE WARRANT HOLDER'S PURCHASE OR DISPOSITION OF THE SHARES. THE WARRANT HOLDER REPRESENTS THAT THE WARRANT HOLDER HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE WARRANT HOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT THE WARRANT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.



                                  -------------------------------------------
                                          Signature of Warrant Holder

                                      EXHIBIT B

                                    SPOUSE CONSENT


    The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "AGREEMENT"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date:
     --------------------------------       --------------------------------
                                               Purchaser's Spouse

                                            Address:
                                                    ------------------------
                                                    ------------------------

                                     ATTACHMENT 1

                               SAME DAY SALE COMMITMENT

                                             , 19
                               --------------    ----
SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California  95119-1231

    The undersigned Warrant Holder ("WARRANT HOLDER") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "WARRANT") with respect to ________ shares of your Common Stock (the "NUMBER OF SHARES"), and to sell immediately ________ of the Number of Shares (the "SAME-DAY SALE SHARES") through the undersigned broker (the "BROKER") and for the Broker to pay directly to you from the proceeds from such sale $_________ (the "EXERCISE PRICE").

    Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Same-Day-Sale Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Same-Day-Sale Shares to the Broker.

    The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Same-Day-Sale Shares, the Exercise Price by check or wire transfer to an account specified by you.

WARRANT HOLDER:                             BROKER:


----------------------------------------    ---------------------------------
(Signature)                                 (Name of Firm)


----------------------------------------    ---------------------------------
(Printed Name)                              (Signature)


                                            ---------------------------------
                                            (Printed Name)


                                            ---------------------------------
                                            (Title)

                                     ATTACHMENT 2
                                    -------------

                                  MARGIN COMMITMENT

                                              , 19
                                --------------    ----

SILICON VALLEY RESEARCH, INC.
6360 San Ignacio Avenue
San Jose, California  95119-1231

    The undersigned Warrant Holder ("WARRANT HOLDER") desires to exercise that certain warrant described in the attached Warrant Exercise Agreement (the "WARRANT") with respect to ________ shares of your Common Stock (the "NUMBER OF SHARES"), and to sell immediately ________ of the Number of Shares (the "MARGIN SHARES") through the undersigned broker (the "BROKER") and for the Broker to pay directly to you from the proceeds from such sale $_________ (the "EXERCISE PRICE").

    Accordingly, the Warrant Holder hereby represents as follows: (i) Warrant Holder hereby irrevocably exercises the Warrant with respect to the Number of Shares; and (ii) Warrant Holder hereby irrevocably elects to sell through Broker the Same-Day-Sale Shares and unconditionally authorizes you or your transfer agent to deliver certificates representing the Margin Shares to the Broker.

    The Broker hereby represents as follows: (i) the Broker is a member in good standing of the National Association of Securities Dealers; and (ii) the Broker irrevocably commits to pay to you, no more than one (1) business day after receiving certificates representing the Margin Shares, the Exercise Price by check or wire transfer to an account specified by you.

WARRANT HOLDER:                             BROKER:


----------------------------------------    ---------------------------------
(Signature)                                 (Name of Firm)


----------------------------------------    ---------------------------------
(Printed Name)                              (Signature)


                                            ---------------------------------
                                            (Printed Name)


                                            ---------------------------------
                                            (Title)